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                                                                   Exhibit 23.02




  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2004, except Note 23 as to which the date is July 28, 2004; Note 24 as to which the date is June 29, 2004; and Note 25 as to which the date is July 6, 2004, in the Registration Statement (Form S-1) and related Prospectus of Celerity Group, Inc. for the registration of its common stock.




/s/ Ernst & Young LLP




Walnut Creek, California
August 3, 2004